Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Sierra Income Corporation, (the “Company”) for the annual period ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Seth Taube and Richard T. Allorto Jr., Chief Executive Officer and Chief Financial Officer, respectively, of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: March 20, 2020	By	/s/ Seth Taube
Seth Taube
Chief Executive Officer

March 20, 2020	By	/s/ Richard T. Allorto Jr.
Richard T. Allorto Jr.
Chief Financial Officer